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                                                                Exhibit 4.1




                                                                [$1.75 Warrants]

                               WARRANT AGREEMENT


                 WARRANT AGREEMENT dated as of March 29, 1996 between Barrister Information Systems Corporation, a New York corporation, and American Stock Transfer & Trust Company, a New York corporation (hereinafter called the "Warrant Agent").

                 Barrister Information Systems Corporation (hereinafter called the "Company") proposes to issue redeemable warrants, which shall be known as the "$1.75 Warrants" (hereinafter called the "Warrants"). Each Warrant entitles the holder thereof to purchase, on or after the Registration Date (as defined) within 24 months from the offering date, one share of Common Stock, par value $.24 per share (the "Common Stock"), at a purchase price of $1.75 per whole share, unless previously redeemed by the Company. The Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, and exercise of Warrants.

                 The Company has agreed, pursuant to the terms of an Offshore Securities Subscription Agreement (the "Subscription Agreement"), to sell the Warrants to persons who are not "U.S. Persons" (as such term is defined in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") in transactions that meet the requirements of Regulation S. The Warrants will be held by the Escrow Agent appointed by the Company and released from escrow on a date (the "Exchange Date") not earlier than 40 days after the applicable closing date pursuant to the Subscription Agreement.

                 Pursuant to the terms of the Subscription Agreement, the Company has agreed to have declared effective a registration statement registering the exercise of the Warrants and the underlying Common Stock (the "Warrant Shares") pursuant to the Securities Act of 1933, as amended, within 180 days of the issue date hereof. The date on which such Registration Statement is declared effective is hereinafter referred to as the "Registration Date." The Warrants are exercisable on and after the Registration Date; provided, however, that the Warrant holders may decide to exercise the Warrants prior to the Registration Date, at their option, in which event the underlying shares of Common Stock will be appropriately legended to reflect that the Common Stock has been issued pursuant to Regulation S.

                 NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth:
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                 SECTION 1.  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may deem necessary or desirable. The Company shall promptly notify the Warrant Agent from time to time in writing of the number of Warrants to be issued and furnish written instructions in connection therewith.

                 SECTION 2. Form of Warrant Certificates. The Warrant Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially of the tenor and purport recited in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. The Warrant Certificates shall be dated as of the date of issuance thereof by the Warrant Agent, either upon initial issuance or upon transfer or exchange, and initially shall entitle the holders thereof to purchase one share of Common Stock, but the number of such shares and the purchase price per share of Common Stock shall be subject to adjustments as provided herein.

                 SECTION 3. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board and Chief Executive Officer, by facsimile signature, and shall be attested by the President or the Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

                 The Warrant Agent will keep or cause to be kept, at one of its offices in the City of New York, State of New York, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates.

                 The Warrant Agent shall countersign a Warrant Certificate only
(a) upon initial issuance of the Warrants in accordance with the written order signed by the Chairman of the Board and Chief Executive Officer, the President or any Vice President or (b) upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

                 SECTION 4. Transfer and Exchange. Subject to Section 6 hereof, the Warrant Agent shall, from time to time, register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Any Warrant Certificate may be exchanged at the option of the holder thereof at any time on or after the Exchange Date, upon surrender at the office of the Warrant Agent specified in Section 22 hereof, for another Warrant Certificate, or other Warrant Certificates of different denominations, representing in the aggregate the right to purchase a like number of shares of Common Stock. No fractional Warrant Certificates will be issued. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Warrant Certificates.

                 SECTION 5. Common Stock and Warrant Common Stock. As hereinafter used in this Agreement, Common Stock shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to amount or percentage, and Warrant Common Stock shall mean only Common Stock, and stock of any other class into which such presently authorized Common Stock may hereafter be changed, issuable upon exercise of Warrant. In case, by reason of the operation of Section 7, the Warrants shall entitle the registered holders thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in this Agreement to the exercise of Warrants shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

                 SECTION 6. Warrant Price and Stock Conversion Date of Warrants. The registered holder of any Warrant Certificate may





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exercise the Warrants evidenced thereby in whole or in part at any time on or after the Registration Date; provided, however that the Warrant holders may decide to exercise the Warrants prior to the Registration Date, at their option, subject to the provisions of Section 9 hereof, upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in the City of New York, State of New York, together with payment of the purchase price for each share of Common Stock as to which the Warrants are exercised, at or prior to 3:30 p.m. Eastern Standard Time on March 29, 1998 (the "Exercise Date").

                 The purchase price for each share of Common Stock pursuant to the exercise of a Warrant (the "Warrant Price") shall be $1.75 during the period from the date hereof until the Exercise Date, in each case as adjusted pursuant to Section 7 hereof, and shall be payable in lawful money of the United States of America.

                 SECTION 7. Warrant Adjustments. The Warrant Price and the number of shares purchasable upon exercise of a Warrant shall be subject to adjustment as follows:

                 (a) Stock Dividends, Subdivisions, Combinations and Reclassifications. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Warrant Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) Subscriptions. If at any time after the date hereof the Company shall fix a record date for the issuance of rights or warrants or options to all holders of its Common Stock, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or to purchase shares of Common Stock (or securities convertible into





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shares of Common Stock) or having a conversion price or exercise price per share of Common Stock (if a security is convertible into or exercisable for Common Stock) at a price per share less than the Current Market Price per share of Common Stock on such record date (as determined in the manner prescribed in Section 8 hereof) the Warrant Price shall be decreased to an amount determined by multiplying such Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock (including such number of shares of Common Stock as would be issuable upon conversion or exercise of all securities or options convertible into or exercisable for shares of Common Stock) outstanding immediately prior to such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate conversion price or exercise price of the convertible securities so to be offered) would purchase at such Current Market Price per share and the denominator of which shall be the number of shares of Common Stock outstanding (including such number of shares of Common Stock as would be issuable upon conversion or exercise of all securities or options convertible into or exercisable for shares of Common Stock) immediately prior to the record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are convertible or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Warrant Price shall again be adjusted to be the price which would then be in effect if such record date had not been fixed.

                 (c) Distributions. If at any time after the date hereof the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of the Company) or rights to subscribe (excluding those referred to in subsection (b) above), then in each case the Warrant Price in effect immediately prior to such record date shall be decreased to an amount determined by multiplying such Warrant Price by a fraction, the numerator of which is the Current Market Price per share on such record date less the then fair market value per share (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the assets or evidences of indebtedness so distributed or of such subscription rights and the denominator of which is the Current Market Price





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per share at such date.  The number of shares purchasable on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable at the date of such distribution multiplied by the Warrant Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Warrant Price computed pursuant to the preceding sentence. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

                 (d) Consolidation, Merger or Sale of Assets. If, prior to the exercise of any Warrants, the Company shall at any time consolidate with or merge into another corporation, the holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this subsection (d) shall similarly apply to successive mergers or consolidations or sales or other transfers.

                 (e) Discounted Transactions; Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall, at any time after the date of closing of the sale of Securities pursuant to the Offering (the "Closing Date"), issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Current Market Price per share of Common Stock on the trading day immediately preceding such issuance or sale, or without consideration, then forthwith upon such issuance or sale, the Warrant Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares





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of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price immediately prior to such issuance or sale plus
(2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Warrant Price immediately prior to such issuance or sale.

                 (f) Calculations to the Nearest Cent and One-Hundredth of a Share. No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent and to the nearest one-hundredth of a share as the case may be. Notwithstanding the first sentence of this subsection (f), any adjustment required by this Section 7 shall be made no later than the earlier of six months from the date of the transaction which mandates such adjustment or the expiration of the right to exercise any Warrant.

                 (g) Notice of Warrant Adjustment. Whenever the Warrant Price or the number of shares purchasable upon exercise of a Warrant shall be adjusted as provided in this Section 7, the Company shall forthwith file with the Warrant Agent a certificate, signed by a firm of independent public accountants, showing in detail the facts requiring such adjustment and the Warrant Price and number of shares so purchasable that will be effective after such adjustment. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first class, postage prepaid, to each registered holder of a Warrant or Warrants at its address appearing on the Warrant register and, at its option, may cause a copy of such notice to be published once in an English language newspaper of general circulation in the City of New York, New York. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature of any adjustment of the Warrant Price when made, or with respect to the method employed in making such adjustment.

                 (h) Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in subsections
(b), (c), (d) and (e) of this Section 7, the Company shall file with the Warrant Agent a certificate, signed by the President or any Vice President of the Company and by its Treasurer or Assistant Treasurer or Secretary or





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
Assistant Secretary specifying, in the case of any action of the type specified in subsections (d) or (e), the date on which such action shall take place and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such facts may be known on the date of such notice) on the Warrant Price and the number, or kind, or class of shares or other securities or property which shall be purchasable upon exercise of Warrants. Such notice shall be given in the case of any action of the type specified in subsections (b) and (c), at least 10 days prior to the record date with respect thereto and in the case of any action of the type specified in subsections (d) or (e) at least 10 days prior to the taking of such proposed action. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant Certificates at its address appearing on the Warrant register and, at its option, may cause a copy of such notice to be published once in an English language newspaper of general circulation in the City of New York, New York. Failure to give such notice or any defect therein shall not affect the legality or validity of such action.

                 (i) No Change in Warrant Terms on Adjustment. Irrespective of any of the adjustments in the Warrant Price or the number of shares of Warrant Common Stock, Warrant Certificates theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such number of Shares specified therein shall be deemed to have been so adjusted.

                 (j) Treasury Shares. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for purposes of any computation under this Section 7.

                 (k) Optional Reduction in Warrant Price. Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Warrant Price, in addition to those adjustments required by this Section 7, as it in its sole discretion shall determine to be necessary in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, stock dividend, issuance of rights, options or warrants referred to hereinabove in this Section 7, hereinafter made by the Company to its common stockholders, shall not be taxable to them.

                 (l) The Company may, at its option, at any time during the term of the Warrants, reduce the then current





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Exercise Price to any amount deemed appropriate by the Board of Directors of the Company, for any length of time.

                 (m) It shall be understood that for all calculations made pursuant to this section, in the case of a floating convertible instrument, the calculation should be made based on the maximum number of shares of Common Stock into which such instrument is convertible. It shall be further understood that the provisions of paragraph (e) of this Section 7 shall not apply to the issuance of shares upon the exercise of any pre-existing warrants nor shall they apply to the exercise of the Placement Agent's Warrants.

                 SECTION 8. Current Market Price. For all purposes of this Agreement, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing before such date. The closing price for each day shall be (a) if the Common Stock shall be listed or admitted to trading on the American Stock Exchange, the closing price on the AMEX Consolidated Listing (or any successor composite tape recording transactions on the American Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the American Stock Exchange, the last reported sales price regular way on the principal national securities exchange on which the Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock has been traded during such thirty consecutive business days), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day, or (b) if the Common Stock shall not be listed or admitted to trading on any national securities exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or a similar source selected from time to time by the Company for the purpose. If on any such date the shares of Common Stock are not quoted by any such source, the fair value of such shares on such date, as determined by the Board of Directors of the Company, shall be used.

                 SECTION 9. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised at any time on or after the Registration Date or, at the option of the Warrant holder, prior to the Registration Date, subject to the conditions stated in this Section 9, as in such Warrant Certificates expressed, to purchase from the Company (and the Company shall issue and sell to such registered holders of Warrants) all or part of the number of fully paid and nonassessable shares of Warrant Common Stock specified in such





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
Warrant Certificates (subject to the adjustments as herein provided), upon surrender to the Company at the office of the Warrant Agent specified in
Section 22 hereof, of such Warrant Certificates with the exercise form on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent to the account of the Company of the Warrant Price for the number of shares of Warrant Common Stock in respect of which such Warrants are then exercised. The date of exercise of any Warrant shall be deemed to be the date of its receipt by the Warrant Agent duly filled in and signed and accompanied by proper funds as hereinafter provided. Payment of such Warrant Price may be made in cash, or by certified or official bank check. No adjustment shall be made for any cash dividends on shares of Warrant Common Stock issuable upon exercise of a Warrant. Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Warrant Common Stock so purchased upon the exercise of such Warrants together with cash as provided in Section 12 of this Agreement, in respect of any fraction of a share of such stock issuable upon such surrender; provided that any shares of Warrant Common Stock issued upon the exercise of the Warrants prior to the Registration Date shall bear an appropriate legend to the effect that such shares are unregistered.

                 Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Warrant Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

                 SECTION 10. Unexercised Warrants. To the extent that any Warrant Certificates remain outstanding at the expiration of the period during which the Warrants are exercisable, the unexercised Warrants represented thereby shall be deemed null and void.

                 SECTION 11. Redemption. The Warrants will be redeemable, at any time on or after the date 90 days from the later of the Exchange Date or the Registration Date, whichever is later, as a whole or in part, by the Company at a price of $.05 per Warrant, upon not less than 30 days' written notice to the holders of the Warrants; provided that the closing bid price





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
of the Common Stock has been at least $2.50 for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption and provided further that the Registration Statement is effective at the time of redemption. The Warrants will be exercisable until the close of business on the business day immediately preceding the date fixed for redemption.

                 SECTION 12. Elimination of Fractions. The Company shall not be required to issue fractional shares of stock upon any exercise of Warrants. As to any final fraction of a share which the same registered holder of one or more Warrants, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price (as determined in the manner prescribed in Section 8 hereof) on the business day which next precedes the day of exercise.

                 SECTION 13. Issue Taxes. The Company will pay documentary stamp taxes, if any, attributable to the initial issuance of shares of Warrant Common Stock upon the exercise of any Warrant; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Warrant Common Stock in a name other than that of the registered holder of Warrants, in respect of which such shares are initially issued.

                 SECTION 14. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise of Warrants, such number of shares of its duly authorized Warrant Common Stock as shall from time to time be sufficient to effect the issuance of shares of Warrant Common Stock upon exercise of all Warrants at the time outstanding.

                 SECTION 15. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In the case of Warrants which have been countersigned by the Warrant Agent, but not delivered at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any such successor may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to





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
the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

                 In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                 SECTION 16. Disposition of Proceeds on Exercise of Warrants, etc. (a) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

                 (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its office specified in Section 22 hereof.

                 SECTION 17. Supplements and Amendments. The parties hereto may from time to time supplement or amend this Agreement without the approval of any holders of Warrants to cure any ambiguity or to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision contained herein, or to make such other provisions with respect to any change or any supplemental agreement as the parties may deem necessary or desirable and which shall not materially adversely affect the interests of the registered holders of the Warrants.

                 SECTION 18. Mutilated or Missing Warrant Certificates. If any Warrant shall be mutilated, lost, stolen or destroyed the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company and the Warrant Agent may reasonably require. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent or the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                 SECTION 19. Duties of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                 (a) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof and except such as describes the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate to be complied with by the Company; nor shall it be responsible for the making of any adjustment in the Warrant Price or the number of shares issuable upon the exercise of a Warrant required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued pursuant to this Agreement or any Warrant or as to whether any shares will, when issued, be validly issued and fully paid and non-assessable.

                 (b) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

                 (c) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such advice.

                 (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

                 (f) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                 (g) The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

                 SECTION 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail, and to the holders of the Warrant Certificates by first- class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit such holder's Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York, in good standing, having its principal office in the City of New York, New York which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $5,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

                 SECTION 21. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent Transfer Agent for shares of the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

                 SECTION 22. Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                          Barrister Information Systems Corporation
                          465 Main Street
                          Buffalo, New York  14203
                          Attention:  Mark C. Donadio

Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                          American Stock Transfer & Trust Company
                          40 Wall Street
                          New York, New York 10005
                          Attention:  Wilbert Myles

                 SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 SECTION 24. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                 SECTION 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                 SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                                   BARRISTER INFORMATION
                                                     SYSTEMS CORPORATION


                                                   By:_________________________
                                                      Name:  Henry P. Semmelhack
                                                      Title: Chairman and President
Attest:


____________________________
   Its:_____________________

                                                   AMERICAN STOCK TRANSFER &
                                                     TRUST COMPANY
                                                     as Warrant Agent

                                                   By:_________________________
                                                      Name:  Herb Lemmer
                                                      Title: Vice President and
                                                             General Counsel
Attest:


____________________________
   Its:_____________________

                                                                       EXHIBIT A


                     EXERCISABLE AT ANY TIME AT OR PRIOR TO
                   3:30 P.M. NEW YORK, EASTERN STANDARD TIME
                               ON MARCH 29, 1998

                              WARRANT CERTIFICATE
                   BARRISTER INFORMATION SYSTEMS CORPORATION


NO. W-___________                             CERTIFICATE FOR _____ WARRANTS


[THIS WARRANT HAS NOT BEEN AND WILL NOT BE REGISTERED IN CONNECTION WITH ITS ISSUANCE UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO ANY CITIZEN, NATIONAL OR RESIDENT OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR TO ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S OF THE SECURITIES ACT ("U.S. PERSONS"), EXCEPT TO AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT.]

                 This certifies that _____________________________ or
registered assigns is the registered holder of the number of Warrants set forth above, and is entitled, upon surrender of this Warrant Certificate at the office of American Stock Transfer & Trust Company, Warrant Agent (or any successor as such Warrant Agent), in the City of New York, New York, at any time on or after the Registration Date, or prior to the Registration Date, at their option and subject to the provisions set forth in the Warrant Agreement hereinafter referred to and at or prior to 3:30 p.m. Eastern Standard Time on March 29, 1998, to purchase one share of Common Stock, par value $0.24, of Barrister Information Systems Corporation, a New York corporation (the "Company"), at the price of $1.75 per whole share, per Warrant, unless previously redeemed by the Company.

                 The applicable per share purchase price shown above and the number of shares issuable upon exercise of the Warrants represented by this Warrant Certificate are subject to adjustment for the occurrence of certain events, including stock dividends and split- ups, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets, upon the issuance of certain rights or warrants to holders of Common Stock or the distribution to such holders of assets or indebtedness and upon consummation of certain discounted sales, as set forth in the Warrant Agreement hereinafter referred to. A complete statement with respect to such adjustments and to other terms and conditions pertaining to the Warrants is contained in the Warrant Agreement, dated as of March 26, 1996, between the Company and American Stock Transfer & Trust Company, Warrant Agent, a copy of which may be examined by the registered holder hereof at the office of the Warrant Agent.

                 To exercise the Warrants represented by this Warrant Certificate the form of election to purchase on the reverse hereof must be duly executed and the accompanying instructions for the registration and delivery of the stock must be filled in.

                 At any time on or after the Exchange Date, the Warrants represented by this Warrant Certificate are transferable (subject to the conditions set forth in the preceding paragraphs) at the office in the City of New York, New York of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder thereof in person or by attorney duly authorized in writing, upon surrender of this Warrant Certificate. Upon any such transfer, a new Warrant Certificate, representing the right to purchase a like number of shares of the Company's Common Stock, will be issued to the transferee in exchange for this Warrant Certificate.

                 This Warrant Certificate and similar Warrant Certificates when surrendered at the office in the City of New York, New York of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged for another Warrant Certificate or Warrant Certificates, representing in the aggregate the right to purchase a like number of shares of the Company's Common Stock.

                 If the Warrants evidenced by this Warrant Certificate remain outstanding at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph of this Warrant Certificate, such Warrants shall thereupon be deemed null and void.

                 No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Warrant Agreement. Shares of Common Stock issued upon the exercise of any Warrant or Warrants evidenced hereby prior to the Registration Date shall bear an appropriate legend to the effect that such shares are unregistered.

                 No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

                                                   BARRISTER INFORMATION
                                                     SYSTEMS CORPORATION


                                                   By: ________________________
                                                       Name:  Henry P. Semmelhack
                                                       Title: Chairman and President
Attest:

_____________________________
             Secretary

                 This Warrant Certificate is not valid until countersigned by the Warrant Agent.

Dated:                                                      Countersigned:


                                                            ________________________,
                                                              as Warrant Agent,


                                                            By:_________________________
                                                                    Authorized Officer

                                FORM OF EXERCISE

                (FORM OF EXERCISE TO BE EXECUTED BY THE WARRANT
                        HOLDER AT THE TIME OF EXERCISE)


To [Warrant Agent] or its successor as Warrant Agent:

                 The undersigned, holder of the within Warrant Certificate, hereby (1) irrevocably exercises the undersigned's right to purchase _________ shares of Common Stock, par value $0.24 per share, of Barrister Information Systems Corporation (the "Company") which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, or such other securities as the undersigned shall be entitled to purchase under the terms of the Warrant Agreement referred to in such Warrant Certificate by reason of the occurrence of certain events specified therein, and (2) elects to make payment in full for the number of shares of Common Stock so purchased by payment of $______ in cash or by certified or official bank check.

                 Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

        ________________________________________________________________
                               Print or type name

        ________________________________________________________________
                  Social Security or other Identifying Number

        ________________________________________________________________
                                 Street Address

        ________________________________________________________________
           City                              State            Zip Code

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
________________________________________________________________________________

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________



Dated:  _______________    _____________________________________________________________________
                                                       Signature
                                  (Signature must conform in all respects to name of holder
                                  holder as specified on the face of the Warrant Certificate)


(Signature Medallion Guaranteed):  ___________________________         Date: ___________________

(If the Common Stock, cash in lieu of fractional shares, or Warrants for any unexercised balance are to be issued or paid to a person other than the person in whose name the within Warrant is registered, or if otherwise requested by the Company or the Warrant Agent, a signature Medallion guarantee is required.)

                                   ASSIGNMENT

                 (FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT
                      HOLDER DESIRES TO TRANSFER WARRANT)


                 FOR VALUE RECEIVED, __________________________________ hereby sells, assigns, and transfer unto ____________________ this Warrant Certificate together with all right, title or interest therein and does hereby irrevocably appoint ___________________ attorney to transfer the within Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.


Dated:  _______________    _____________________________________________________________________
                                                       Signature
                                  (Signature must conform in all respects to name of holder
                                  holder as specified on the face of the Warrant Certificate)


(Signature Medallion Guaranteed):  ___________________________         Date: ___________________